UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2013

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 444-9001
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 23, 2013, the following persons were appointed to the Board of Directors of Pioneer Natural Resources Company (the “Company”):

•
Ms. Stacy P. Methvin was appointed to the Board as a Class I director with a term expiring at the 2014 annual meeting of stockholders. Ms. Methvin will serve on the Board’s Nominating and Corporate Governance Committee and Compensation and Management Development Committee.

•
Dr. Larry R. Grillot was appointed to the Board as a Class II director with a term expiring at the 2014 annual meeting of stockholders. Dr. Grillot will serve on the Board’s Nominating and Corporate Governance Committee and Audit Committee.

•
Ms. Phoebe A. Wood was appointed to the Board as a Class III director with a term expiring at the 2015 annual meeting of stockholders. Ms. Wood will serve on the Board’s Nominating and Corporate Governance Committee and Audit Committee.

A copy of the news release announcing the appointment of the new directors to the Board is furnished as Exhibit 99.1 to this Report.

Each of the newly appointed directors will receive the standard non-employee director compensation for serving on the Board, including a grant of 1,125 restricted stock units representing a pro-rated portion of the annual grant for non-employee directors for the 2013-2014 director year, which will vest in quarterly increments until the next annual meeting of stockholders, as well as a grant of 1,000 restricted stock units that will vest in one-third increments each year over the next three years. In addition, effective July 23, 2013, the Company and each of the new directors entered into the Company’s standard form of indemnification agreement for its non-employee directors, which requires the Company to indemnify each indemnitee to the fullest extent permitted by the Delaware General Corporation Law. For a description of the compensation program for the Company’s non-employee directors and the Company’s indemnification agreements, please see the Company’s Proxy Statement for its 2013 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 11, 2013.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1 --
Indemnification Agreement, dated effective July 23, 2013, between the Company and Stacy P. Methvin, together with a schedule identifying other substantially identical agreements between the Company and each of the other non-employee directors identified on the schedule.

99.1 --	News Release, dated July 24, 2013, titled “Pioneer Natural Resources Company Board of Directors Appoints Three New Board Members.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief Accounting Officer

Dated: July 29, 2013

EXHIBIT INDEX

PIONEER NATURAL RESOURCES COMPANY

EXHIBIT INDEX

Exhibit No.	Description

10.1(a)
Indemnification Agreement, dated effective July 23, 2013, between the Company and Stacy P. Methvin, together with a schedule identifying other substantially identical agreements between the Company and each of the other non-employee directors identified on the schedule.

99.1(b)	News Release, dated July 24, 2013, titled “Pioneer Natural Resources Company Board of Directors Appoints Three New Board Members.”

___________
(a) Filed herewith.
(b) Furnished herewith.

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